Exhibit 107
Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Rithm Capital Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	467(o) (1)	—	—	$500,000,000	0.0000927	$46,350.00	Form S-3ASR(2)	333-232952(2)	August 1, 2019(2)	$60,149.85

Fees Previously Paid				—	—	—	—	—				—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		$46,350.00
	Total Fees Previously Paid							—
	Total Fee Offsets(2)							$46,005.70
	Net Fee Due							$344.30

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-266599, except with respect to unsold securities that have been previously registered.

(2)
The Registrant is registering shares of common stock, par value $0.01 per share (“Common Stock”) having a proposed maximum aggregate offering price of up to $500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates. Previously, the Registrant filed a prospectus supplement, dated August 1, 2019 to a prospectus, dated August 1, 2019, constituting part of its Registration Statement on Form S-3 (File No. 333-232952) and paid a registration fee relating to the offer and sale of shares of its Common Stock with a proposed maximum aggregate offering price of $500,000,000 under its then current “at-the-market” program (the “2019 ATM Program”). The Registrant sold Common Stock with an aggregate offering price of $3,714,134.09 under the 2019 ATM Program, with the result that Common Stock with an aggregate offering price of $496,285,865.91 remain available for sale under such program. The 2019 ATM Program is being terminated concurrently with the filing of this prospectus supplement. The registration fee paid in connection with the unsold shares under the 2019 ATM Program is being applied to the “at-the-market” program that is being established pursuant to the prospectus supplement to which this Exhibit 107 relates. Accordingly, the Registrant is registering the offer and sale of Common Stock with an aggregate offering price of $3,714,134.09.